Exhibit 99.1

 Cantel Medical Reports Record Financial Results for its Second Quarter Fiscal Year 2018

•	Net sales of $213.0M, up 15.3%, with organic sales growth of 10.0%

•	GAAP diluted EPS of $0.78, up 79.9%

•	Non-GAAP diluted EPS of $0.71, up 37.8%, Non-GAAP diluted EPS excluding tax benefit, of $0.59, up 13.5%

•	GAAP net income of $32.5M, up 79.8%

•	Non-GAAP net income of $29.7M, up 37.9%
Little Falls, New Jersey- (March 8, 2018) - Cantel Medical Corp. (NYSE: CMD) today announced financial results for its second quarter ended January 31, 2018.

Jørgen B. Hansen, President and Chief Executive Officer, stated, “We are pleased to report record sales and earnings performance this quarter. Our 15.3% reported sales increase was driven by organic growth of 10.0%, the impact from acquisitions of 4.2%, and a favorable impact from foreign currency of 1.1%. We continue to outperform internationally where sales were up 43.0% overall, while our US business had a strong quarter with 7.9% growth."

Financial Highlights:
Endoscopy sales grew 23.6%, with strong organic growth of 13.8%, showing continued performance across our core product lines. Recurring revenue for this segment was up 20.9%, and favorable product mix drove margin rate expansion. Reported sales in Water Purification and Filtration increased 7.4%, as a strong backlog translated into increased shipments for the quarter. Healthcare Disposables reported strong year over year growth of 6.2%, with 5.5% organic, driven by the strategic branded portfolio which grew by 9.2%.

The Company's balance sheet continues to generate significant cash flow and EBITDAS. The second quarter ended with cash of $40.0M and gross debt of $160.0M, while generating adjusted EBITDAS of $45.9M in the quarter, up 16.2%.

As a result of the federal Tax Cuts and Jobs Act, the Company’s tax rate decreased in the quarter, and the Company had a net benefit comprised of the favorable one-time benefit related to a revaluation of our net deferred tax liabilities, partially offset by the unfavorable impact related to the mandatory transition tax for deemed repatriation of deferred foreign income. The Company plans to release updated guidance for fiscal year 2018, along with the expected full year effective tax rate during the quarterly earnings call.

Conference Call Information:
The Company will hold a conference call to discuss the results for its second quarter ended January 31, 2018 on Thursday, March 8, 2018 at 11:00 a.m. Eastern Standard Time.

To participate in the conference call, dial 1-877-407-8033 (US & Canada) or 1-201-689-8033 (International) approximately 5 to 10 minutes before the beginning of the call. If you are unable to participate, a digital replay of the call will be available from Thursday, March 8, 2018 through midnight on April 8, 2018 by dialing 1-877-481-4010 (US & Canada) or 1-919-882-2331 (International) and using conference ID #: 26091.

An audio webcast will be available via the Cantel website at www.cantelmedical.com. A replay of the presentation will be archived on the Cantel web site for those unable to listen live. In addition, the Company will provide a supplemental presentation to complement the conference call. The presentation can be accessed on Cantel’s website in the Investor Relations section under presentations.

About Cantel Medical:
Cantel Medical is a leading global company dedicated to delivering innovative infection prevention products and services for patients, caregivers, and other healthcare providers which improve outcomes, enhance safety and help save lives. Our products include specialized medical device reprocessing systems for endoscopy and renal dialysis, advanced water purification equipment, sterilants, disinfectants and cleaners, sterility assurance monitoring products for hospitals and dental clinics, disposable infection control products primarily for dental and GI endoscopy markets, dialysate concentrates, hollow fiber membrane filtration and separation products. Additionally, we provide technical service for our products.

For further information, visit the Cantel website at www.cantelmedical.com.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements involve a number of risks and uncertainties, including, without limitation, the risks detailed in Cantel’s filings and reports with the Securities and Exchange Commission. Such forward-looking statements are only predictions, and actual events or results may differ materially from those projected or anticipated.

Contacts:	Milicent Brooks	Richard E. Moyer
	Cantel Medical Corp.	Cameron Associates, Inc.
	mbrooks@cantelmedical.com	richard@cameronassoc.com
	Phone: (973) 774-7452	Phone: (212) 554-5466

CANTEL MEDICAL CORP.
Condensed Consolidated Statements of Income
(Unaudited)

	Three Months Ended		Six Months Ended
	January 31,		January 31,
	2018	2017	2018	2017
Net sales	$213,034	$184,817	$425,800	$372,542

Cost of sales	111,799	96,340	223,906	194,558

Gross profit	101,235	88,477	201,894	177,984

Expenses:
Selling	30,922	26,910	62,522	54,803
General and administrative	32,188	28,465	64,284	58,468
Research and development	5,643	4,489	10,972	9,037
Total operating expenses	68,753	59,864	137,778	122,308

Income from operations	32,482	28,613	64,116	55,676

Interest expense, net	1,135	1,126	2,324	2,219
Other income	—	—	(1,138)	—

Income before income taxes	31,347	27,487	62,930	53,457

Income taxes	(1,141)	9,417	7,513	16,587

Net income	$32,488	$18,070	$55,417	$36,870

Earnings per common share - diluted	$0.78	$0.43	$1.33	$0.88

Dividends declared per common share	$0.09	$—	$0.09	$0.07

Weighted average shares - diluted	41,634,044	41,560,139	41,610,467	41,517,583

(dollar amounts in thousands except share and per share data or as otherwise specified)

CANTEL MEDICAL CORP.
Condensed Consolidated Balance Sheets
(Unaudited)

	January 31, 2018	July 31, 2017
Assets
Cash and cash equivalents	$39,977	$36,584
Accounts receivable, net	112,592	110,656
Inventories, net	111,392	98,724
Prepaid expenses and other current assets	15,011	11,407
Income taxes receivable	4,007	—
Property and equipment, net	95,677	88,338
Intangible assets, net	141,424	124,512
Goodwill	358,329	311,445
Other assets	5,294	4,707
Total assets	$883,703	$786,373

Liabilities and stockholders’ equity
Current liabilities	$109,601	$106,779
Long-term debt	160,000	126,000
Deferred income taxes	24,143	24,714
Other long-term liabilities	3,476	4,948
Stockholders’ equity	586,483	523,932
Total liabilities and stockholders' equity	$883,703	$786,373

(dollar amounts in thousands except share and per share data or as otherwise specified)

Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Six Months Ended January 31,
	2018	2017
Cash flows from operating activities
Net income	$55,417	$36,870
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	8,190	7,148
Amortization	8,412	7,966
Stock-based compensation expense	4,590	5,038
Deferred income taxes	(6,453)	821
Other non-cash items, net	299	621
Changes in assets and liabilities, net of effects of business acquisitions	(15,784)	(13,463)
Net cash provided by operating activities	54,671	45,001

Cash flows from investing activities
Capital expenditures	(13,476)	(14,416)
Acquisition of businesses, net of cash acquired	(64,287)	(58,348)
Other investing activities, net	—	87
Net cash used in investing activities	(77,763)	(72,677)

Cash flows from financing activities
Borrowings under revolving credit facility	61,300	61,000
Repayments under revolving credit facility	(27,300)	(28,000)
Dividends paid	(3,545)	(2,921)
Purchases of treasury stock	(5,952)	(6,264)
Net cash provided by financing activities	24,503	23,815

Effect of exchange rate changes on cash and cash equivalents	1,982	(155)

Increase (decrease) in cash and cash equivalents	3,393	(4,016)
Cash and cash equivalents at beginning of period	36,584	28,367
Cash and cash equivalents at end of period	$39,977	$24,351

(dollar amounts in thousands except share and per share data or as otherwise specified)

SUPPLEMENTARY INFORMATION - RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

In evaluating our operating performance, we supplement the reporting of our financial information determined under generally accepted accounting principles in the United States (“GAAP”) with certain non-GAAP financial measures including (i) non-GAAP net income; (ii) non-GAAP earnings per diluted share ("EPS"); (iii) earnings before interest, taxes, depreciation, amortization, loss on disposal of fixed assets, and stock-based compensation expense (“EBITDAS”); (iv) adjusted EBITDAS; (v) net debt and (vi) organic sales. These non-GAAP financial measures are indicators of the Company's performance that are not required by, or presented in accordance with, GAAP. They are presented with the intent of providing greater transparency to financial information used by us in our financial analysis and operational decision-making. We believe that these non-GAAP measures provide meaningful information to assist investors, stockholders and other readers of our consolidated financial statements in making comparisons to our historical operating results and analyzing the underlying performance of our results of operations. These non-GAAP financial measures are not intended to be, and should not be, considered separately from, or as an alternative to, the most directly comparable GAAP financial measures.

To measure earnings performance on a consistent and comparable basis, we exclude certain items that affect comparability of operating results and the trend of earnings. These adjustments are irregular in timing, may not be indicative of our past and future performance and are therefore excluded to allow investors to better understand underlying operating trends. The following are examples of the types of adjustments that are excluded: (i) amortization of purchased intangible assets; (ii) acquisition-related items; (iii) business optimization and restructuring-related charges; (iv) net tax benefits associated with the estimated impact of the revaluation of our U.S. net deferred tax liabilities as a result of U.S. tax reform and the unfavorable impact of a repatriation tax; (v) excess tax benefits applicable to stock compensation and (vi) other significant items management deems irregular or non-operating in nature.

Amortization expense of purchased intangible assets is a non-cash expense related to intangibles that were primarily the result of business acquisitions. Our history of acquiring businesses has resulted in significant increases in amortization of intangible assets that reduce the Company’s net income. The removal of amortization from our overall operating performance helps in assessing our cash generated from operations including our return on invested capital, which we believe is an important analysis for measuring our ability to generate cash and invest in our continued growth.

Acquisition-related items consist of (i) fair value adjustments to contingent consideration and other contingent liabilities resulting from acquisitions, (ii) due diligence, integration, legal fees and other transaction costs associated with our acquisition program and (iii) acquisition accounting charges for the amortization of the initial fair value adjustments of acquired inventory and deferred revenue. The adjustments of contingent consideration and other contingent liabilities are periodic adjustments to record such amounts at fair value at each balance sheet date. Given the subjective nature of the assumptions used in the determination of fair value calculations, fair value adjustments may potentially cause significant earnings volatility that are not representative of our operating results. Similarly, due diligence, integration, legal and other acquisition costs associated with our acquisition program, including acquisition accounting charges relating to recording acquired inventory and deferred revenue at fair market value, can be significant and also adversely impact our effective tax rate as certain costs are often not tax-deductible. Since these acquisition-related items are irregular and often mask underlying operating performance, we exclude these amounts for purposes of calculating these non-GAAP financial measures to facilitate an evaluation of our current operating performance and a comparison to past operating performance.

On December 22, 2017, the U.S. government enacted wide-ranging tax legislation, the Tax Cuts and Jobs Act (the "2017 Tax Act"). The 2017 Tax Act significantly revises U.S. tax law by, among other provisions, (a) lowering the applicable U.S. federal statutory income tax rate from 35% to 21%, (b) creating a partial territorial tax system that includes imposing a mandatory one-time transition tax on previously deferred foreign earnings, (c) creating provisions regarding the (1) Global Intangible Low Tax Income, (2) the Foreign Derived Intangible Income deduction, and (3) the Base Erosion Anti-Abuse Tax, and (d) eliminating or reducing certain income tax deductions, such as interest expense, executive compensation expenses and certain employee expenses. During the three months ended January 31, 2018, the Company recorded a one-time net benefit as a provisional estimate of the net accounting impact of the 2017 Tax Act in accordance with the Securities and Exchange Commission Staff Accounting Bulletin No. 118. The net benefit is comprised of the following: (i) unfavorable impact related to the mandatory transition tax for deemed repatriation of deferred foreign income and (ii) a favorable benefit related to a revaluation of the Company’s deferred tax assets and liabilities. Since these net favorable tax benefits are largely unrelated to our results and unrepresentative of our normal effective tax rate, we excluded its impact on net income and diluted EPS to arrive at our non-GAAP financial measures.

Excess tax benefits resulting from stock compensation are recorded as a reduction of income tax expense. The magnitude of the impact of excess tax benefits generated in the future, which may be favorable or unfavorable, are dependent upon our future grants of equity awards, our future share price on the date awards vest in relation to the fair value of awards on grant date and the exercise behavior of our stock option holders. Since these tax benefits are largely unrelated to our results and unrepresentative of our normal effective tax rate, we excluded their impact on net income and diluted EPS to arrive at our non-GAAP financial measures.

(dollar amounts in thousands except share and per share data or as otherwise specified)

For the three months ended January 31, 2018 and as a result of the 2017 Tax Act, the Company revised its estimated annual effective rate to reflect the change in the U.S. federal statutory rate applicable to stock compensation. The reduction in the federal rate applicable to the gains and corollary deferred tax asset resulted in a decrease in the excess tax benefit reported for the three months ended October 31, 2017.

In fiscal 2016, we announced the retirement plans of our former Chief Executive Officer and recorded the majority of the costs associated with his retirement in our consolidated financial statements. Since these costs are irregular and mask our underlying operating performance, we made an adjustment to our net income and diluted EPS to exclude such costs to arrive at our non-GAAP financial measures.

Three Months Ended January 31, 2018

We made adjustments to net income and diluted EPS to exclude (i) amortization expense of purchased intangible assets, (ii) acquisition-related items, (iii) other business optimization and restructuring-related charges, (iv) net tax benefits associated with the estimated impact of the revaluation of our U.S. net deferred tax liabilities as a result of the 2017 Tax Act and the unfavorable impact of a repatriation tax and (v) excess tax benefits related to the change in the U.S. federal statutory rate applicable to stock compensation to arrive at our non-GAAP financial measures, non-GAAP net income and non-GAAP diluted EPS.

Three Months Ended January 31, 2017

We made adjustments to net income and diluted EPS to exclude (i) amortization expense of purchased intangible assets and (ii) other business optimization and restructuring-related charges to arrive at our non-GAAP financial measures, non-GAAP net income and non-GAAP diluted EPS.

The reconciliations of net income and diluted EPS to non-GAAP net income and non-GAAP diluted EPS were calculated as follows:

	Three Months Ended January 31,
	2018		2017
Net income/Diluted EPS, as reported	$32,488	$0.78	$18,070	$0.43
Intangible amortization, net of tax(1)	3,507	0.08	2,839	0.07
Acquisition-related items, net of tax(2)	575	0.01	—	—
Restructuring-related charges, net of tax(3)	1,267	0.03	642	0.02
Excess tax benefit reduction(4)	274	0.01	—	—
Tax legislative changes(5)	(8,398)	(0.20)	—	—
Non-GAAP net income/Non-GAAP diluted EPS	$29,713	$0.71	$21,551	$0.52
________________________________________________

(1)	Amounts were recorded in general and administrative expenses.

(2)	For the three months ended January 31, 2018, pre-tax acquisition-related items of $540 were recorded in general and administrative expenses.

(3)
For the three months ended January 31, 2018, pre-tax restructuring-related items of $642 were recorded in cost of sales and $748 were recorded in general and administrative expenses. For the three months ended January 31, 2017, pre-tax restructuring-related items of $856 were recorded in general and administrative expenses.

(4)	Amounts were recorded in income taxes and relate to the change in the U.S. federal statutory rate applicable to stock compensation.

(5)	Amounts were recorded in income taxes.

Six Months Ended January 31, 2018

We made adjustments to net income and diluted EPS to exclude (i) amortization expense of purchased intangible assets, (ii) acquisition-related items, (iii) other business optimization and restructuring-related charges, (iv) the resolution of the contingent liability associated with the Jet Prep acquisition, (v) net tax benefits associated with the estimated impact of the revaluation of our U.S. net deferred tax liabilities as a result of the 2017 Tax Act and the unfavorable impact of a repatriation tax and (vi) excess tax benefits applicable to stock compensation to arrive at our non-GAAP financial measures, non-GAAP net income and non-GAAP diluted EPS.

(dollar amounts in thousands except share and per share data or as otherwise specified)

Six Months Ended January 31, 2017

We made adjustments to net income and diluted EPS to exclude (i) amortization expense of purchased intangible assets, (ii) acquisition-related items, (iii) other business optimization and restructuring-related charges, (iv) costs associated with the retirement of our former Chief Executive Officer and (v) excess tax benefits applicable to stock compensation to arrive at our non-GAAP financial measures, non-GAAP net income and non-GAAP diluted EPS.

The reconciliations of net income and diluted EPS to non-GAAP net income and non-GAAP diluted EPS were calculated as follows:

	Six Months Ended January 31,
	2018		2017
Net income/Diluted EPS, as reported	$55,417	$1.33	$36,870	$0.88
Intangible amortization, net of tax(1)	6,376	0.15	5,586	0.13
Acquisition-related items, net of tax(2)	1,656	0.04	768	0.02
CEO retirement costs, net of tax(1)	—	—	1,249	0.03
Restructuring-related charges, net of tax(3)	1,853	0.05	642	0.02
Excess tax benefit(4)	(2,012)	(0.05)	(2,241)	(0.05)
Resolution of Jet Prep contingent liability(5)	(1,138)	(0.03)	—	—
Tax legislative changes(4)	(8,398)	(0.20)	—	—
Non-GAAP net income/Non-GAAP diluted EPS	$53,754	$1.29	$42,874	$1.03
________________________________________________

(1)	Amounts were recorded in general and administrative expenses.

(2)
For the six months ended January 31, 2018, pre-tax acquisition-related items of $893 were recorded in cost of sales and $1,456 were recorded in general and administrative expenses. For the six months ended January 31, 2017, pre-tax acquisition-related items of $170 were recorded in cost of sales and $905 were recorded in general and administrative expenses.

(3)
For the six months ended January 31, 2018, pre-tax restructuring-related items of $1,147 were recorded in cost of sales and $1,191 were recorded in general and administrative expenses. For the six months ended January 31, 2017, pre-tax restructuring-related items of $856 were recorded in general and administrative expenses.

(4)	Amounts were recorded in income taxes.

(5)	Amounts were recorded in other income.

Tax Reform

The 2017 Tax Act, among other things, lowers the U.S. federal corporate income tax rate to 21% from the previous maximum rate of 35%. We are required to recognize the impact of the tax law changes in the period when the law was enacted, including the re-measurement of deferred income tax assets and liabilities. We have recorded the impact in the second quarter based on available information. Our non-GAAP effective tax rate decreased to approximately 21% in the quarter. The net benefit is comprised of the favorable one-time benefit related to a revaluation our net deferred tax liabilities, partially offset by the unfavorable impact related to the mandatory transition tax for deemed repatriation of deferred foreign income. The following table shows Pro Forma non-GAAP net income and non-GAAP diluted EPS assuming a 35% U.S. federal income tax rate that applied prior to the enactment of the 2017 Tax Act.

(dollar amounts in thousands except share and per share data or as otherwise specified)

This table is intended solely to provide comparability to prior periods and is not intended to be a substitute for net income or diluted EPS determined in accordance with GAAP using currently applicable tax rates.

	Three Months Ended		Six Months Ended
	January 31,		January 31,
(Unaudited)	2018	2017	2018	2017
Income before income taxes, as reported	$31,347	$27,487	$62,930	$53,457
Non-GAAP adjustments(1)	6,327	4,913	12,026	11,834
Non-GAAP income before taxes	$37,674	$32,400	$74,956	$65,291
Pro Forma effective income tax rate(2)	34.4%	33.5%	35.0%	34.4%
Pro Forma income tax provision(2)	$12,960	$10,860	26,212	22,427
Pro Forma non-GAAP net income	$24,714	$21,540	$48,744	$42,864
Pro Forma non-GAAP diluted EPS	$0.59	$0.52	$1.17	$1.03
_______________________________________________________________________________
(1) These non-GAAP adjustments are the pre-tax amounts found in the reconciliations of net income and diluted EPS to non-GAAP net income and non-GAAP diluted EPS above.
(2) Pro Forma effective income tax rate assumes a 35% U.S. federal corporate income tax rate.

Reconciliation of Net Income to EBITDAS and Adjusted EBITDAS

We believe EBITDAS is an important valuation measurement for management and investors given the increasing effect that non-cash charges, such as stock-based compensation, amortization related to acquisitions and depreciation of capital equipment have on net income. In particular, acquisitions have historically resulted in significant increases in amortization of purchased intangible assets that reduce net income. Additionally, we regard EBITDAS as a useful measure of operating performance and cash flow before the effect of interest expense and is a complement to operating income, net income and other GAAP financial performance measures.

We define adjusted EBITDAS as EBITDAS excluding the same non-GAAP adjustments to net income discussed above. We use adjusted EBITDAS when evaluating operating performance because we believe the exclusion of such adjustments, of which a significant portion are non-cash items, is necessary to provide the most accurate measure of on-going core operating results and to evaluate comparative results period over period.

The reconciliations of net income to EBITDAS and adjusted EBITDAS were calculated as follows:

	Three Months Ended January 31,		Six Months Ended January 31,
	2018	2017	2018	2017
Net income, as reported	$32,488	$18,070	$55,417	$36,870
Interest expense, net	1,135	1,126	2,324	2,219
Income taxes	(1,141)	9,417	7,513	16,587
Depreciation	4,154	3,694	8,190	7,148
Amortization	4,364	4,057	8,412	7,966
Loss on disposal of fixed assets	265	178	334	402
Stock-based compensation expense	2,739	2,116	4,590	5,038
EBITDAS	44,004	38,658	86,780	76,230
Acquisition-related items	540	—	2,349	1,075
CEO retirement costs(1)	—	—	—	1,413
Restructuring related charges	1,390	856	2,338	856
Resolution of Jet Prep contingent liability	—	—	(1,138)	—
Adjusted EBITDAS	$45,934	$39,514	$90,329	$79,574
________________________________________________

(1)
For comparative purposes, we have revised the amounts associated with CEO retirement costs for the six months ended January 31, 2017 to exclude stock-based compensation expense which was reported in "Stock-based compensation expense" above.

(dollar amounts in thousands except share and per share data or as otherwise specified)

Net Debt

We define net debt as long-term debt less cash and cash equivalents. Each of the components of net debt appears on our consolidated balance sheets. We believe that the presentation of net debt provides useful information to investors because we review net debt as part of our management of our overall liquidity, financial flexibility, capital structure and leverage.

	January 31, 2018	July 31, 2017
Long-term debt	$160,000	$126,000
Less cash and cash equivalents	(39,977)	(36,584)
Net debt	$120,023	$89,416

Reconciliation of Net Sales Growth to Organic Sales Growth

We define organic sales as net sales less (i) the impact of foreign currency translation and (ii) net sales related to acquired businesses during the first twelve months of ownership and (iii) divestitures during the periods being compared. We believe that reporting organic sales provides useful information to investors by helping identify underlying growth trends in our business and facilitating easier comparisons of our revenue performance with prior periods. We exclude the effect of foreign currency translation from organic sales because foreign currency translation is not under management’s control, is subject to volatility and can obscure underlying business trends. We exclude the effect of acquisitions and divestitures because the nature, size, and number of acquisitions and divestitures can vary dramatically from period to period and can obscure underlying business trends and make comparisons of financial performance difficult.

For the three months ended January 31, 2018, the reconciliation of net sales growth to organic sales growth for total net sales and net sales of our four reportable segments were calculated as follows:

(Unaudited)	Net Sales	Endoscopy Net Sales	Water Purification and Filtration Net Sales	Healthcare Disposables Net Sales	Dialysis Net Sales
Net sales growth	15.3%	23.6%	7.4%	6.2%	2.5%
Impact due to foreign currency translation	(1.1)%	(1.8)%	(0.5)%	(0.1)%	(1.4)%
Sales related to acquisitions	(4.2)%	(8.0)%	0.0%	(0.6)%	0.0%
Organic sales growth	10.0%	13.8%	6.9%	5.5%	1.1%

For the six months ended January 31, 2018, the reconciliation of net sales growth to organic sales growth for total net sales and net sales of our four reportable segments were calculated as follows:

(Unaudited)	Net Sales	Endoscopy Net Sales	Water Purification and Filtration Net Sales	Healthcare Disposables Net Sales	Dialysis Net Sales
Net sales growth	14.3%	21.7%	7.4%	6.0%	6.0%
Impact due to foreign currency translation	(0.8)%	(1.2)%	(0.4)%	(0.1)%	(0.7)%
Sales related to acquisitions	(4.2)%	(8.3)%	0.0%	(0.3)%	0.0%
Organic sales growth	9.3%	12.2%	7.0%	5.6%	5.3%

(dollar amounts in thousands except share and per share data or as otherwise specified)